EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Strategic Student & Senior Housing Trust, Inc.

Ladera Ranch, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of our report dated March 29, 2019, relating to the consolidated financial statements and financial statement schedule of Strategic Student & Senior Housing Trust, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 3 to the Registration Statement of (1) our report dated September 26, 2017, relating to the Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2016 of the Fayetteville Property appearing in the Company’s Registration Statement on Form S-11, (2) our report dated March 29, 2018, relating to the Combined Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2017 of the Salt Lake Properties appearing in the Company’s Registration Statement on Form S-11, and (3) our report dated November 9, 2018, relating to the Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2017 of the Mt. Tabor Property appearing in the Company’s Form 8-K/A filed on November 9, 2018.

We also consent to the reference to us under the caption “Experts.”

/s/ BDO USA, LLP

Costa Mesa, California

June 21, 2019